1




                       PIONEER HI-BRED INTERNATIONAL, INC.
           Proxy For Annual Meeting of Shareholders--January 26, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles S. Johnson and Jerry L. Chicoine, or either of them, as Proxies, with the power of substitution in each, to vote all shares of the Common Stock of Pioneer Hi-Bred International, Inc. (the "Company") held of record by the undersigned at the close of business on November 27, 1998, at the Annual Meeting of Shareholders of the Company to be held on January 26, 1999, at 2:00 P.M., Central Standard Time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, a copy of which has been received by the undersigned, as follows on the reverse side.

IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION AS TO A PARTICULAR ITEM IS GIVEN, WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.




NQ = Total number of votes for shares eligible for one vote per share (_____ NQ divided by 1 = _____ NQ shares)
Q = Total number of votes for shares eligible for five votes per share (______ Q divided by 5 = _______ Q shares)



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

  __x___      Please mark votes as in this example.

IMPORTANT: Please place a mark in the appropriate box. Please date, sign, and return promptly using the enclosed envelope.

1.      Election of Directors - Class II Nominees:   Jerry L. Chicoine          William F. Kirk
                                -----------------
                                                     Dr. F. Warren McFarlan     Thomas N. Urban

  _____ For all nominees (except as marked to the contrary below)

  _____ WITHHOLD FROM ALL NOMINEES
    ----------------------------------------------------------------------------
(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors.

               ___FOR            ___AGAINST              ___ABSTAIN

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature _______________________________________________    Date ____________________________

Signature _______________________________________________    Date ____________________________

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW _____   MARK HERE IF YOU PLAN TO ATTEND THE MEETING _____









                                     [LOGO]



                       PIONEER HI-BRED INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To be held
                                January 26, 1999



Dear Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders of Pioneer Hi-Bred International, Inc. to be held at the Maytag Auditorium (Studio
3) at Iowa Public  Television,  6450 Corporate  Drive,  Johnston,  Iowa 50131 on
Tuesday, January 26, 1999, at 2:00 P.M., Central Standard Time, for the following purposes:

1. To elect four (4) Directors.

2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The close of business on November 27, 1998 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, this meeting. Such Shareholders may vote in person or by Proxy. The stock transfer books will not be closed.


     IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE DATE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THANK YOU IN ADVANCE FOR YOUR COOPERATION.


                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             Jerry L. Chicoine, Secretary

December 9, 1998

                            PIONEER HI-BRED INTERNATIONAL, INC.
                           800 Capital Square, 400 Locust Street
                                   Des Moines, Iowa 50309
                                       (515) 248-4800
                                   Corporate Headquarters


                                P R O X Y S T A T E M E N T


The enclosed Proxy is being solicited by the Board of Directors of Pioneer Hi-Bred International, Inc. (the "Company") in connection with the Annual Meeting of Shareholders to be held on January 26, 1999, or at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, Shareholders are requested to promptly sign and return the enclosed Proxy. The Proxy Statement and Proxy are first being mailed to Shareholders on or about December 9, 1998.

                               RECORD DATE; VOTING OF SHARES

Only Shareholders of record at the close of business on November 27, 1998 will be entitled to vote at the Annual Meeting.

As of the close of business on October 30, 1998, there were 190,522,265 shares of Common Stock outstanding and there were 49,333,758 shares of Class B Common Stock ("Class B Stock") outstanding. The exact number of votes which the holders of the outstanding shares of Common Stock as of the close of business on November 27, 1998 will be entitled to cast at the 1999 Annual Meeting cannot be determined at the date of this Proxy Statement because a Shareholder of Common Stock has until January 21, 1999, to establish (in accordance with the procedures set out in Exhibit A) that the Shareholder is entitled to more votes than indicated on the Shareholder's Proxy. In summary, each share of Common Stock beneficially owned continuously by the same person since November 27, 1995 will be entitled to five (5) votes per share and all other shares are entitled to one (1) vote per share. Exhibit A to this Proxy Statement outlines the procedures for determining when changes in beneficial ownership are deemed to occur.

Shares of Class B Stock are owned by a wholly-owned subsidiary of E.I. du Pont de Nemours and Company ("DuPont"). Shares of Class B Stock are convertible (on the basis of one share of Common Stock for each share of Class B Stock) automatically upon the transfer of beneficial ownership of such shares of Class B Stock to a person not a member of a DuPont group (generally defined as an affiliate of DuPont). The Class B Stock is a Common Stock equivalent on the basis of the number of shares into which the Class B Stock is convertible. The Class B Stock will vote together as a class with the holders of shares of Common Stock on all matters, including the election of directors, on which the holders of shares of Common Stock are entitled to vote with the voting power at all times (regardless of the number of votes that may be cast at any meeting based on the Company's existing time-phased voting structure described above for Common Stock) equal to its percentage Common Stock equivalent economic ownership interest in the Company. In no event will DuPont's aggregate voting power represented by the Class B Stock exceed 20%. As of the close of business on October 30, 1998, the Class B Stock economic interest was equal to approximately 20.6% and, as a result, the Class B Stock voting power was 20%.

Proxies furnished by Shareholders pursuant hereto will be voted in accordance with the directions on such Proxies. If no choice is specified, the Proxy will be voted (i) for the election of the nominees listed under "Election of Directors"; (ii) for ratification of the appointment of KPMG Peat Marwick LLP as independent auditors; and (iii) at the discretion of the Proxy holders with regard to such other business as may come before the meeting. If for any reason, one or more of the nominees should be unable or refuse to serve as a Director (an event which is not anticipated), the person named in the enclosed Proxy will vote for substitute nominees of the Board of Directors unless otherwise instructed. The Board of Directors knows of no matter to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented at the meeting, the persons named in the Proxy will act on behalf of the Shareholders according to their best judgment.

The Company intends to apply the principles set forth in this paragraph. Abstentions and broker nonvotes are counted for purposes of determining the presence of a quorum. Abstentions and broker nonvotes are not counted for purposes of determining the election of Directors or ratification of auditors.


                               REVOCABILITY; COSTS

Any Shareholder giving a Proxy has the power to revoke it at any time before it is voted. Revocation of a Proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it, or (ii) a duly executed Proxy bearing a later date. In addition, a Shareholder who is present at the Annual Meeting may revoke the Shareholder's Proxy and vote in person if the Shareholder so desires.

The cost of the solicitation of Proxies will be borne by the Company. Proxies may be solicited personally, by telephone, or by fax, by a few regular employees of the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending Proxy material to principals and obtaining their Proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide for the classification of the Board of Directors into three (3) classes with the Directors of each class being elected for a term of three (3) years. The term of each Director currently serving in Class I and Class III extends to the Annual Meetings of Shareholders in 2001 and 2000, respectively, and until a successor is elected and qualified. At the Annual Meeting of Shareholders on January 26, 1999, four (4) Class II Directors are to be elected to serve until the Annual Meeting of Shareholders in 2002, and until their successors are elected and qualified. Pursuant to the Investment Agreement between the Company and DuPont dated as of August 6, 1997 more fully described below, DuPont is required to vote its 20% voting power "FOR" the nominees. A "FOR" vote by a majority of votes cast is required for election of each nominee. Following are (i) a list of nominees, and (ii) a list of Directors currently serving in Class I and Class III. See "Record Date; Voting of Shares" for a description of the voting rights of Common Stock and Class B Stock voting as one class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                              Information Concerning Nominees

                                  Age at  Director
        Name                     10/20/98    Since                Background

Class II--Term Expires in 2002

Jerry L. Chicoine................   56      1998   Mr. Chicoine was elected to his present
                                                   position as Executive Vice President and
                                                   Chief Operating Officer of the Company
                                                   effective September 1997.  Mr. Chicoine
                                                   also has served as Corporate Secretary
                                                   since March 1990.  Mr. Chicoine served
                                                   as Senior Vice President from March 1990
                                                   to September 1997 and as Chief Financial
                                                   Officer from March 1990 to November
                                                   1997.  Mr. Chicoine is a director of FBL
                                                   Financial Group, Inc., Des Moines, Iowa
                                                   (a financial services company).  Mr.
                                                   Chicoine was elected as a Director of
                                                   the Company in March 1998 to fill the
                                                   term of a Director who resigned in March
                                                   1998.

William F. Kirk..................   56      1997   Mr. Kirk is a Senior Vice President of
                                                   DuPont (a global research and
                                                   technology-based company) and President
                                                   of DuPont Agricultural Enterprise.  He
                                                   was Vice President and General Manager
                                                   of DuPont Agricultural Products from
                                                   1990 to November 1997.  Mr. Kirk was
                                                   selected by DuPont to be nominated as
                                                   one of its representatives on the Board
                                                   of the Company.  The Company has an
                                                   obligation pursuant to the Investment
                                                   Agreement dated as of August 6, 1997,
                                                   between DuPont and the Company to
                                                   nominate two representatives to the
                                                   Company's Board, or three
                                                   representatives in certain
                                                   circumstances.  DuPont has approximately
                                                   20% equity interest in the Company.

Dr. F. Warren McFarlan...........   61      1987   Dr. McFarlan is the Albert E. Gordon
                                                   Professor of Business Administration,
                                                   Harvard University Graduate School of
                                                   Business Administration and has been
                                                   tenured since 1973.  Dr. McFarlan is a
                                                   Director of Providian Financial
                                                   Corporation, San Francisco, California
                                                   (a credit card company) and Computer
                                                   Sciences Corporation, Los Angeles,
                                                   California (a computer system
                                                   integration company).

Thomas N. Urban..................   64      1973   Mr. Urban was elected Corporate Vice
                                                   President in 1974; President of the
                                                   Company in 1979; CEO and President in
                                                   1981; and Chairman, President and CEO in
                                                   1984.  He remained Chairman of the
                                                   Board, but relinquished his position as
                                                   President and CEO in 1995 to become a
                                                   Visiting Professor at Harvard University
                                                   in the Graduate School of Business
                                                   (1995-1997).  Mr. Urban retired as
                                                   Chairman of the Board on December 31,
                                                   1996.  Mr. Urban is also a Director of
                                                   Sigma Aldrich Corporation, St. Louis,
                                                   Missouri (a research chemicals company)
                                                   and PIC International Group PLC, London,
                                                   England (the world's leading provider of
                                                   genetically improved pigs used for
                                                   breeding).


                   Information Concerning Directors Continuing in Office

                                  Age at  Director
        Name                     10/20/98    Since                Background

Class I -- Term Expires in 2001

Charles O. Holliday, Jr..........   50      1997   Since October 1997, Mr. Holliday has
                                                   served as President and Chief Executive
                                                   Officer of DuPont, Wilmington, Delaware
                                                   (a global research and technology-based
                                                   company).  Since July 1997,  he has
                                                   served as a Director of DuPont.  From
                                                   October 1995 to October 1997, he served
                                                   as Executive Vice President and member
                                                   of the Office of the Chief Executive of
                                                   DuPont.  He also served as Chairman of
                                                   DuPont Asia Pacific from 1995 to 1997.
                                                   He served as Senior Vice President of
                                                   DuPont from 1992 to 1995 and as
                                                   President of DuPont Asia-Pacific from
                                                   1990 to 1995.  He also is a director of
                                                   Analog Devices, Inc., Norwood,
                                                   Massachusetts (an integrated circuit
                                                   manufacturer.  Mr. Holliday was selected
                                                   by DuPont to be nominated as one of its
                                                   representatives on the Board of the
                                                   Company.  The Company has an obligation
                                                   pursuant to the Investment Agreement
                                                   dated as of August 6, 1997, between
                                                   DuPont and the Company to nominate two
                                                   representatives to the Company's Board,
                                                   or three representatives in certain
                                                   circumstances.  DuPont has approximately
                                                   20% equity interest in the Company.

Fred S. Hubbell..................   47      1990   Since October 1997, Mr. Hubbell has been
                                                   President and Chief Executive Officer of
                                                   U S Life and Annuity Operations for ING
                                                   Group (a global financial services
                                                   company headquartered in Holland).  He
                                                   also serves as a Director of ING America
                                                   Insurance Holdings, Inc., Atlanta,
                                                   Georgia (an insurance holding company).
                                                   From April 1993 to October 1997, Mr.
                                                   Hubbell served as Chairman of Equitable
                                                   of Iowa Companies, Des Moines, Iowa (a
                                                   life insurance and annuities company).
                                                   Mr. Hubbell held the positions of Chief
                                                   Executive Officer from April 1989 to
                                                   October 1997 and President from May 1987
                                                   to October 1997 of Equitable of Iowa
                                                   Companies.  Mr. Hubbell is also a
                                                   Director of The Macerich Company, Santa
                                                   Monica, California (a shopping center
                                                   REIT).

Charles S. Johnson...............   60      1981   Mr. Johnson was named Chairman of the
                                                   Board of the Company in December 1996.
                                                   Mr. Johnson has served as President and
                                                   Chief Executive Officer of the Company
                                                   since September 1995.  Mr. Johnson
                                                   previously was President and Chief
                                                   Operating Officer from March 1995 to
                                                   September 1995.  Mr. Johnson was
                                                   Executive Vice President from March 1993
                                                   to March 1995.  Since 1973, Mr. Johnson
                                                   has served in an executive position with
                                                   the Company.  Mr. Johnson is also a
                                                   Director of The Principal Financial
                                                   Group (a financial services company) and
                                                   Gaylord Container Corporation (a
                                                   national manufacturer and distributor of
                                                   brown paper and packaging products),
                                                   both of Des Moines, Iowa.

H. Scott Wallace.................   47      1988   Mr. Wallace is the Director of Defender
                                                   Legal Services for the National Legal
                                                   Aid and Defender Association,
                                                   Washington, D.C.  From 1992 to 1997, Mr.
                                                   Wallace was a criminal justice and
                                                   government relations consultant.  From
                                                   1985 to 1992, Mr. Wallace was
                                                   Legislative Director, National
                                                   Association of Criminal Defense Lawyers,
                                                   Washington, D.C.

Herman H.F. Wijffels.............   56      1990   Since 1986, Mr. Wijffels has been
                                                   Chairman of the Executive Board of
                                                   Rabobank Nederland, The Netherlands (a
                                                   cooperative banking organization doing
                                                   business internationally).



                                  Age at  Director
        Name                     10/20/98    Since                Background

Class III--Term Expires in 2000

Nancy Y. Bekavac.................   51      1994   Since July 1990, Ms. Bekavac has been
                                                   President of Scripps College, Claremont,
                                                   California.  Ms. Bekavac is also a
                                                   Director of Electro Rent Corp., Van
                                                   Nuys, California (a computer and
                                                   electronic test and measurement
                                                   equipment rental company).

C. Robert Brenton................   68      1973   Since 1990, Mr. Brenton has been
                                                   Chairman   of  the  Board  of
                                                   Brenton  Banks,  Inc., and is
                                                   currently   Chairman   and  a
                                                   Director  of  Brenton  Banks,
                                                   Inc., Des Moines, Iowa.

Luiz Kaufmann....................   53      1994   Mr. Kaufmann is a consultant for private
                                                   equity investments and is currently
                                                   involved with the development of
                                                   investment projects aimed at the
                                                   acquisition of a controlling interest in
                                                   companies with potential for substantial
                                                   capital appreciation.  From 1993 to
                                                   April 1998, Mr. Kaufmann was the
                                                   President and Chief Executive Officer of
                                                   Aracruz Celulose S.A., Rio de Janeiro,
                                                   Brazil (a pulp producer).  From 1990 to
                                                   1993, he was the Executive Vice
                                                   President and a member of the Board of
                                                   Petropar S.A., Porto Alegre, Brazil (an
                                                   investment holding company).

Dr. Virginia Walbot..............   52      1985   Since 1989, Dr. Walbot has been a
                                                   Professor at Stanford University,
                                                   Department of Biological Sciences,
                                                   Stanford, California.

Fred W. Weitz....................   69      1978   Since 1995, Mr. Weitz has been the
                                                   President of Essex Meadows, Inc., Des
                                                   Moines, Iowa (an operator of proprietary
                                                   retirement communities and owner of
                                                   commercial real estate).  From 1964 to
                                                   1995, Mr. Weitz was the President of The
                                                   Weitz Corporation, Des Moines, Iowa (a
                                                   building construction and real estate
                                                   development company).  Mr. Weitz is also
                                                   a Director of The Principal Financial
                                                   Group (a financial services company),
                                                   Wilian Holding Company (parent company
                                                   of Economy Forms Corp., a manufacturer
                                                   of concrete forms) and Access Air
                                                   Holdings, Inc. (a holding company of an
                                                   airline) all of Des Moines, Iowa.

                            COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee, Compensation Committee and Nominating Committee.

The Audit Committee is composed of four (4) Directors: Herman H.F. Wijffels (Chairman), C. Robert Brenton, Dr. Owen J. Newlin and Dr. Virginia Walbot. This Committee has general oversight responsibility with respect to the Company's financial reporting, including making recommendations to the Board of Directors as to the independent accountants of the Company, reviewing with independent accountants the scope of their examination and other matters, and reviewing generally the internal auditing procedures of the Company. The Audit Committee meets as required and met four (4) times during fiscal year 1998. Dr. Newlin will retire from the Board of Directors and the Audit Committee on January 26, 1999.

The Compensation Committee administers all executive compensation programs of the Company. During fiscal year 1998 the Committee was composed of three (3) Directors. Fred S. Hubbell (Chairman) and Luiz Kaufmann served during the entire fiscal year. Dr. Pedro Cuatrecasas served on the Committee until March 1998 at which time he resigned as a Director and as a member of the Compensation Committee. Dr. F. Warren McFarlan was elected to serve on the Committee in March 1998 and served for the remainder of the fiscal year. The Compensation Committee meets as required and met four (4) times during fiscal year 1998.

The Nominating Committee is composed of seven (7) Directors: Dr. F. Warren McFarlan (Chairman), Thomas N. Urban, H. Scott Wallace, Nancy Y. Bekavac, Fred
W. Weitz, Charles O. Holliday, Jr. and Charles S. Johnson. This Committee establishes criteria for and presents the names of the nominees for membership on the Board of Directors, including those nominees recommended by Shareholders, to the Board of Directors for approval. In addition, it is the responsibility of this Committee to continue to search for persons qualified to be members and to bring to the attention of the Chairman and the Board of Directors any proposed nominees for further consideration and action.

The Committee will consider nominees recommended by Shareholders. Any such recommendation must be sent to the Secretary of the Company in accordance with the procedure set forth in the Company's Bylaws. Shareholders may nominate candidates for the Board of Directors at an annual meeting of Shareholders, only if prior written notice of such intention has been given to the Secretary of the Company not later than 90 days prior to the anniversary date of the record date set for the immediate preceding year's annual meeting of Shareholders and with respect to election to be held at a special meeting of Shareholders, only if prior notice of such intention has been given to the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to Shareholders. Such notice shall include (a) the names and addresses of the Shareholder and nominee, (b) a description of all arrangements or understandings between the Shareholder, nominee and other persons (naming such persons) regarding the nomination, (c) the consent of the nominee to serve as a Director, if elected, and (d) a representation that the Shareholder is the holder of record of Company stock and intends to appear in person or by proxy to nominate the person specified in the notice. In addition, the notice shall include such other information regarding the nominee as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

The Nominating Committee is also responsible for establishing criteria for the election of directors; reviewing management's evaluation of any officers proposed for nomination to the Board of Directors; and reviewing the qualifications of, and, when appropriate, interviewing candidates who may be proposed for nomination to the Board of Directors, including those nominees recommended by Shareholders. The Nominating Committee meets as required and met four (4) times during fiscal year 1998.

The Board of Directors met four (4) times during fiscal year 1998. All members attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board on which they serve, except Herman H.F. Wijffels.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the shares of Common Stock beneficially owned on October 30, 1998 by (i) each Director, (ii) each of the Named Executive Officers as defined in "Compensation-Executive Compensation," (iii) all Executive Officers and Directors as a group, and (iv) each person known by the Company to own more than 5% of the Common Stock or to own Class B Stock, which is convertible into more than 5% of the Common Stock of the Company.

                                                                   Shares
                                                                  Beneficially      Percent
               Name                                                 Owned 1         of Class 2


OVER 5% BENEFICIAL OWNERS:

      Jean Wallace Douglas..................................       19,423,350   3         8.1%
      Robert B. Wallace.....................................       14,340,453   4         6.0%
      E.I. du Pont de Nemours and Company...................       49,333,758   5        20.6%

OTHERS:

     Nancy Y. Bekavac ......................................            6,545              (*)
     C. Robert Brenton .....................................            4,447              (*)
     Jerry L. Chicoine .....................................          284,052              (*)
     Charles O. Holliday, Jr................................              300   6          (*)
     Fred S. Hubbell .......................................           13,525              (*)
     John D. James .........................................          182,194              (*)
     Charles S. Johnson ....................................          508,078              (*)
     Luiz Kaufmann..........................................            5,342              (*)
     William F. Kirk........................................              300   7          (*)
     Dr. Richard L. McConnell...............................          195,976              (*)
     Dr. F. Warren McFarlan ................................           13,372              (*)
     Dr. Owen J. Newlin ....................................        1,725,216   8          (*)
     Thomas N. Urban .......................................          750,126   9          (*)
     Dr. Virginia Walbot ...................................            4,306              (*)
     H. Scott Wallace ......................................        1,992,453              (*)
     Fred W. Weitz .........................................           20,301              (*)
     Robert K. Wichmann.....................................          181,477              (*)
     Herman H.F. Wijffels ..................................            4,938              (*)
     All Executive Officers and Directors as a Group (36 persons)   7,084,917             3.0%


(*) The number of shares owned represents lessthan 1% of the outstanding stock.


1 Shares listed include restricted stock which has restrictions on transfer for five (5) years after the date of grant. shares listed also include options that are currently exercisable, or exercisable within 60 days. Unless otherwise indicated in the notes, where applicable, each share-holder and/or the spouse of shareholder, have sole voting and investment power with respect to the shares beneficially owned.
2 Based solely on the number of outstanding shares of Common Stock and options that are currently exercisable or exercisable within 60 days by the respective person or persons plus the number of shares of Common Stock issuable upon conversion of all Class B Stock owned by DuPont; does not take into account disparities in voting rights which may arise due to the fact that some shares of Common Stock are entitled to five (5) votes per share and some shares are entitled to one (1) vote per share.
3 Mrs. Douglas' address is c/o W. Leslie Douglas, 715 15th Street, N.W., Washington, D.C. 20005.
4    Mr. Wallace's address is 1990 M Street, Suite 250, Washington, D.C. 20036
5    Shares listed are 49,333,758 shares of Common Stock which are issuable upon the conversion of the 49,333,758 shares of Class B Stock. Shares of Class B Stock are convertible (on the basis of one share of Common Stock for each share of Class B Stock) automatically upon the transfer of beneficial ownership of such shares of Class B Stock to a person not a member of a DuPont group (generally defined as an affiliate of DuPont). The Class B Stock is a Common Stock equivalent on the basis of the number of shares into which the Class B Stock is convertible. DuPont holds the shares through its U.S. wholly-owned subsidiary, Du Pont Chemical and Energy Operations, Inc.
6 Mr. Holliday is a director, the President and Chief Executive Officer of DuPont. DuPont holds shares through its U.S. wholly-owned subsidiary, DuPont Chemical and Energy Operations, Inc. See footnote 5 above.
7 Mr. Kirk is a Senior Vice President of DuPont. DuPont holds shares through its U.S. wholly-owned subsidiary, DuPont chemical and Energy Operations, Inc. See footnote 5 above.
8    Dr. Newlin will retire from the Board of Directors on January 26, 1999.
9 Includes 16,042 shares held by a charitable foundation for which Mr. Urban is one of the trustees, of which he disclaims beneficial ownership, and 2,215 shares held by other trusts for which Mr. Urban is a trustee, of which he disclaims beneficial ownership.

                                     EXECUTIVE OFFICERS

Set forth below are the names, ages, titles, and present and past positions of the persons serving as Executive Officers of the Company.

                                  Age at  Officer
        Name                     10/20/98   Since                 Background

Peg Armstrong-Gustafson..........   40      1997   Ms. Armstrong was elected to her present
                                                   position as Vice President and Director,
                                                   Worldwide Product Marketing in December
                                                   1997.  She had served as Director,
                                                   Worldwide Corn Product Marketing from
                                                   1993 to 1997.

Wayne L. Beck ...................   50      1993   Mr. Beck was elected to his present
                                                   position  as Vice  President,
                                                   Supply Management,  effective
                                                   March  1993,  and since  1988
                                                   has  served  as  Director  of
                                                   North      American      Seed
                                                   Division-Production.

Carrol D. Bolen..................   60      1983   Mr. Bolen was elected to his present
                                                   position as Vice President effective
                                                   January 1983.  From 1995 to March 1998,
                                                   Mr. Bolen served as Vice President and
                                                   Director of Legal and Government
                                                   Affairs.  Mr. Bolen served as Director
                                                   of the Company's Specialty Plant
                                                   Products Division from September 1988
                                                   until 1994, when he was appointed
                                                   Director of Business Development.

Dr. Anthony J. Cavalieri ........   47      1995   Dr. Cavalieri was elected to his present
                                                   position as Vice President effective
                                                   March 1995, and serves as Director,
                                                   Trait and Technology Development.  From
                                                   December 1990 to January 1994, Dr.
                                                   Cavalieri was Director, Technology
                                                   Support, and from January 1994 to March
                                                   1995 was Director, Trait and Technology
                                                   Development.

Jack A. Cavanah .................   60      1991   Mr. Cavanah was elected to his present
                                                   position  as  Vice  President
                                                   effective   March  1991,  and
                                                   serves as  Director,  Product
                                                   Characterization          and
                                                   Commercialization.

Jerry L. Chicoine ...............   56      1988   Mr. Chicoine was elected to his present
                                                   position as Executive Vice President and
                                                   Chief Operating Officer effective
                                                   September 1997.  Mr. Chicoine also has
                                                   served as Corporate Secretary since
                                                   March 1990.  Mr. Chicoine served as
                                                   Senior Vice President from March 1990 to
                                                   September 1997 and as Chief Financial
                                                   Officer from March 1990 to November 1997.

Dwight G. Dollison ..............   55      1988   Mr. Dollison was elected to his present
                                                   position  as  Vice  President
                                                   and Treasurer effective March
                                                   1995 and previously  held the
                                                   position  of  Treasurer  from
                                                   1988 to 1995.

Thomas M. Hanigan ...............   44      1995   Mr. Hanigan was elected to his present
                                                   position as Vice President effective
                                                   March 1995, and serves as Director,
                                                   Information Management.  From July 1993
                                                   to March 1995, Mr. Hanigan was the
                                                   Director of Information Management of
                                                   the Company.

Brian G. Hart ...................   43      1991   Mr. Hart was elected Chief Financial
                                                   Officer in November 1997.  Mr. Hart has
                                                   been serving as Vice President since
                                                   March 1995 and continues to serve in
                                                   that position.  Mr. Hart was Corporate
                                                   Controller from September 1990 until
                                                   November 1997.

James R. Houser .................   43      1995   Mr. Houser was elected to his present
                                                   position as Vice President effective
                                                   March 1995 and has served as Director,
                                                   European Operations
                                                   since November 1997.  In 1992, Mr.
                                                   Houser was named Director of the
                                                   Company's Microbial Genetics Division.
                                                   From 1995 to November 1997, Mr. Houser
                                                   served as Director of Nutrition and
                                                   Industry Markets.

John D. James ...................   53      1991   Mr. James was elected to his present
                                                   position as Senior Vice President
                                                   effective March 1994.  Mr. James
                                                   previously held the position of Vice
                                                   President and Group Executive for the
                                                   Company from March 1991 to March 1994.

Dr. Herbert H. Jervis............   56      1997   Dr. Jervis was elected to his present
                                                   position as Vice President effective May
                                                   1997 and also serves as Chief
                                                   Intellectual Property Counsel.  From
                                                   1990 to 1996, Dr. Jervis was Associate
                                                   Patent Counsel at SmithKline Beecham
                                                   Pharmaceuticals, Philadelphia,
                                                   Pennsylvania.

Charles S. Johnson...............   60      1981   Mr. Johnson was named Chairman of the
                                                   Board of the Company in December 1996.
                                                   Mr. Johnson has served as President and
                                                   Chief Executive Officer of the Company
                                                   since September 1995.  Mr. Johnson
                                                   previously was President and Chief
                                                   Operating Officer from March 1995 to
                                                   September 1995.  Mr. Johnson was
                                                   Executive Vice President from March 1993
                                                   to March 1995.  Since 1973, Mr. Johnson
                                                   has served in an executive position with
                                                   the Company.

 Dr. Hector R. R. Laurence ......   53      1993   Dr. Laurence was elected to his present
                                                   position as Vice President effective
                                                   March 1993.  Dr. Laurence has served as
                                                   Operations Director, Latin America
                                                   (South America/Central
                                                   America/Caribbean) from 1988 to the
                                                   present.

Mary A. McBride .................   51      1991   Ms. McBride was elected to her present
                                                   position as Vice President, Worldwide
                                                   Marketing in March 1991.

Dr. Richard L. McConnell ........   48      1991   Dr. McConnell was elected to his present
                                                   position as Senior Vice President and
                                                   Director, Research and Product
                                                   Development in March 1994.  From March
                                                   1991 to March 1994, he held the position
                                                   of Vice President, Director of North
                                                   America Research.

Dr. James E. Miller .............   44      1995   Dr. Miller was elected to his present
                                                   position as Vice President in March 1995
                                                   and has served as Director, Product
                                                   Development since August 1997.  From
                                                   January 1994 to August 1997, Dr. Miller
                                                   held the position of Director, Oilseeds
                                                   and Field Crops Research.  From February
                                                   1990 to January 1994, Dr. Miller
                                                   held the position of Director,
                                                   Soybean Research.

Paul E. Schickler ...............   46      1995   Mr. Schickler was elected to his present
                                                   position as Vice President of the
                                                   Company effective March 1995 and serves
                                                   as Director, Administration (Human
                                                   Resources, Learning and Development,
                                                   Real Estate Management and Corporate
                                                   Communications).  From 1990 to March
                                                   1995, Mr. Schickler was Director of
                                                   Finance for North American Operations.

Leon R. Shearer..................   56      1997   Mr. Shearer was elected to his present
                                                   position as Vice President in August
                                                   1997 and also serves as General
                                                   Counsel.  From 1987 to August 1997, Mr.
                                                   Shearer was a practicing attorney and
                                                   the managing partner of Shearer, Templer
                                                   and Pingle, a law firm in West Des
                                                   Moines, Iowa.

Duane A. Suess...................   43      1997   Mr. Suess was elected to his present
                                                   position as Corporate Controller in
                                                   November 1997.  From November 1993 to
                                                   November 1997, Mr. Suess served as tax
                                                   director.

Harold F. Thorne ................   51      1995   Mr. Thorne was elected to his present
                                                   position as Vice President of the
                                                   Company in March 1995, and serves as
                                                   Operations Director, Africa, Asia,
                                                   Middle East and Pacific.  From 1994 to
                                                   1995, Mr. Thorne was Director of
                                                   Operations for Africa, Middle East, Asia
                                                   and Pacific and also Director of
                                                   Government Affairs.  From 1988 to 1994,
                                                   Mr. Thorne was Director of Business
                                                   Development of the Company.

John T. Watson ..................   61      1991   Mr. Watson was elected to his present
                                                   position as Vice President of the
                                                   Company in March 1991, and serves as
                                                   Assistant Operations Director, Africa,
                                                   Asia, Middle East and Pacific.

Robert K. Wichmann ..............   61      1986   Mr. Wichmann was elected to his present
                                                   position as Vice President, North
                                                   American Seed Sales in March 1986.

                                    DUPONT RELATIONSHIP

On August 6, 1997, the Company and DuPont agreed to three integrated transactions involving (1) a research alliance between the two companies; (2) the formation of a joint venture to exploit business opportunities in quality grain traits; and (3) an equity investment by DuPont in the Company under which DuPont acquired a 20% equity interest in the Company. Pursuant to the research alliance, the Company and DuPont have agreed to a research alliance and collaboration to take advantage of the two companies' respective expertise and technology and know-how concerning quality grain traits, agronomic traits, industrial use traits, genomics and enabling technology for developing seed, grain, grain products, plant materials and other crop improvement products. The research alliance has two components, namely (a) collaborative efforts by both parties for the development of technologies and (b) the grant by each party to the other of licenses to certain technologies. The Company and DuPont also have established a commercial joint venture called Optimum Quality Grains, L.L.C. (the "Joint Venture"), in which each party owns a 50% interest, which will seek to create, maximize and capture value for quality traits in seed, grain, grain products and plant materials delivered through corn, soybeans and other selected oil seeds. A key component of the Joint Venture is the Preferred Seed Support Agreement between the Joint Venture and the Company. The Joint Venture is not in the seed business and will look to the Company to be the Joint Venture's preferred worldwide provider and preferred marketer of quality trait seeds pursuant to the Preferred Seed Support Agreement. In general, the Joint Venture will be entitled to premiums or royalties captured from the quality trait aspects of seed sold by the Company, as determined by the parties in accordance with the Agreement; and the Company will be entitled to revenues from the entire genetic package for traits and services in the selling of seeds except for the quality trait aspect. Operations of the Joint Venture and Research Alliance Agreement began in fiscal year 1998.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Philosophy

The Company's mission is to increase the wealth of our Shareholders by increasing the wealth of our customers through the science of genetics. The Company does this by delivering high yielding and high quality products through a worldwide, long-term, team effort.

The Company believes the key measures of increases in shareholder value and long-term performance are earnings per share ("EPS") growth over time and return on equity ("ROE"). Achieving these goals will also generate the cash flow and financial strength required to support the Company's long-term efforts. As a result, the Company has established goals of double digit EPS growth over time and sustaining a 20% ROE.

The Compensation Committee has aligned its programs with this business strategy and key financial goals. The guiding principle is to encourage and reward executives and key managers for short-term and long-term performance, with an emphasis on double digit EPS growth over time and 20% ROE. Other performance criteria are selected based upon executives' abilities to impact such performance and the correlation of such performance to the Company's business strategy.

A substantial portion of executive compensation is contingent upon meeting the above performance goals. As an employee assumes greater responsibility, a larger portion of his/her total compensation is contingent on achieving these goals.

Stock-based rewards are integral parts of the compensation program. This assures that executives/owners, like other Shareholders, have a definite, personal interest in the long-term success of the Company.

The Company wants to attract and retain top talent in order to sustain long-term success, market leadership and the successful implementation of its business strategy. To help accomplish this, the Company's targeted total compensation is competitive based on challenging business goals. Following is a table which shows targeted compensation levels for each component of compensation as compared to compensation of executives in similar positions in Comparator Organizations as defined below.

                                                          Target Competitive Percentile
        Compensation Component                            if Planned Results Achieved*

        Base Salary                                                     50th - 60th
        Total Annual Cash Compensation (Base + Annual Reward)           65th - 75th
        Long-Term Rewards                                               65th - 75th
        Benefits                                                        50th - 60th
        Total Compensation (Base + Rewards + Benefits)                  65th - 75th


* The above targets are general guides for all positions. The Compensation Committee will monitor the programs over time to align compensation with the above targets and philosophy stated in this report.

Exceeding planned results would provide total compensation above the 75th percentile while performance below planned levels could result in total compensation between the 50th and 65th percentiles or lower. Achieving targeted results would place the Company in the top quartile of the Comparator Organizations in terms of business performance over time.

For the five-year period ending in 1997, only three of the over 50 Comparator Organizations achieved at least 12% EPS growth and 20% ROE. In the past 15 years, with a minimum of 10 years operating results only four of the Comparator Organizations achieved a minimum five-year EPS growth of 12% and 20% ROE at least 50% of the time.

Competitive market compensation information was gathered for the Compensation Committee, with input from an independent consultant, from a group of over 50 companies (Comparator Organizations) having one (1) or more of the following attributes: related industry, similar revenue size, research orientation, substantial international operations, or geographic proximity to the Company's headquarters. The Compensation Committee has and will monitor the group and make changes to the group when appropriate. The Compensation Committee believes that the Comparator Organizations represent the Company's most direct competitors for executive talent. Although some of the companies in the Comparator Organizations are in the Value Line Index utilized for shareholder return comparison in the "Performance Graph" on page 21, the Compensation Committee believes the Company's most direct competitors for executive talent are not necessarily all of the companies that should be included in an index established for comparing shareholder returns. Direct competitors for executive talent are not necessarily the same companies that are relevant for comparing shareholder returns because such factors as the geographical location and size of organization have a greater impact on salaries than on investor decisions.

Role of the Compensation Committee

The Compensation Committee has responsibility for reviewing and approving the design of the compensation programs and pension and welfare benefits. For the CEO/President, compensation is determined by the Compensation Committee and reviewed by the full Board within the framework of the programs. For other executives, the Compensation Committee has responsibility for reviewing salaries and rewards. All Compensation Committee members are non-employee members of the Board. An independent compensation consultant has provided input on program design.

Compensation Components

Other than employee benefits, there are three (3) primary components in the compensation package for executives: base salary, management reward program and long-term stock-based rewards. All components of compensation are collectively considered when setting each individual component of compensation. Salary and target reward levels are established and monitored according to the targeted competitive levels as set forth in the "Philosophy" section. In addition, the following factors are considered: responsibilities, experience, past performance, internal equity and the internal relative value of positions.

Base Salary. In fiscal 1998, salaries of executives were increased on average by 7.9% based primarily on business and individual performance, promotions and competitive practices at Comparator Organizations.

Management Reward Program. The Management Reward Program ("MRP") is designed to focus management efforts on critical performance goals and to reward results achieved in relation to those goals. Two separate plans are utilized to meet this objective.

MRP--Performance-Based ("MRP Part I") rewards are based upon actual performance, compared to target performance of 12-14% annual EPS growth over time and a sustained 20% ROE. Because the Compensation Committee believes EPS growth over time more directly impacts shareholder value, the Management Reward Program weights this factor more heavily than ROE.

The EPS growth goal is based on growth over time with fiscal 1995 as the starting point. This is consistent with the Company's five-year planning process and long-term nature of its business. It is also appropriate for a business that has major fluctuations because of government programs and weather. MRP Part I provides "performance-based compensation" as defined under 162(m) of the Internal Revenue Code (the "Million Dollar Cap Legislation").

Part II of the Management Reward Program (the "MRP Part II") rewards executives for meeting individual and/or team goals. Again, performance is the driver in determining rewards. The goals may be measured by both objective and subjective measures and include both financial and non-financial factors. The team/individual goals do not as directly impact shareholder value as the financial goals, so the rewards under MRP Part II represent approximately one-fourth (1/4) of executives' target annual reward opportunity and are limited to a maximum of 20% of base salary.

Combined target MRP rewards begin at 8% of base salary for participants and range from 45% to 75% of base salary for executives, with the target percentage increasing with increased responsibility. Actual rewards can range from zero, when financial and individual performance is low, to multiples of the target reward opportunities when performance is high.

For fiscal year 1998, the Company had a 17.4% EPS growth over the fiscal 1997 target of $.92 ($2.76 pre-split), well in excess of the 12-14% EPS growth goal. ROE was 21.7% in fiscal year 1998, in excess of the 20% ROE target. EPS was $1.08 compared to fiscal year 1997 results of $.983 actual ($2.95 pre-split). ROE was 21.7% compared to 21.2% in fiscal year 1997. This resulted in rewards under the MRP Part I equal to 1.76 times the targeted reward level. This reward level reflects the outstanding performance of the Company. EPS and ROE performance places the Company in the top quartile of the Comparator Organizations for the most recent five-year period. All executives also met or exceeded their individual or team goals resulting in target or better than target rewards under the MRP Part II. As discussed below in the "Compensation of President/CEO," the executives led the Company in delivering increased productivity to our customers and positioning the Company to deliver increased productivity in future years (e.g., investing more than approximately $1 billion during the past three years to insure our ability to deliver increased productivity for our customers; introducing a record number of high-performance products for our customers, including 37 new corn hybrids for the North American market) while continuing to generate excellent financial results and shareholder value.

The following is an example of the calculation of the MRP Part I reward. It uses the fiscal 1998 EPS of $1.08 and ROE of 21.7%.

         EPS Growth        ROE Modifier     Pay Band         Executive's        Performance-Based
         Multiplier                         Target %         Base Salary             Reward

            1.62     x       1.085      x     37%       x     $200,000       =    $130,240

The ROE Modifier ranges from .8 when ROE is 16% or lower to 1.2 when ROE is 24% or higher; and is 1.0 when ROE is 20%. See below for current EPS Growth multipliers that correspond to various EPS levels and EPS Growth percentages.

The following table reflects post-split EPS amounts. The Company had a three-for-one stock split in April 1998.

                             EPS Performance Table*
                         ----------------------------------------------------------------
                             EPS      EPS Growth                EPS (In $)
                         Growth %**   Multiplier
                                                  ---------------------------------------
                                                  ---------------------------------------
                                                   1996    1997   1998    1999    2000
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             0%          0.00      .720    .814   .919    1.039   1.174
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             4%          0.33      .749    .846   .956    1.080   1.221
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             8%          0.67      .778    .879   .993    1.122   1.268
                         ----------------------------------------------------------------
             TARGET          12%         1.00      .806    .911   1.030   1.164   1.315
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
             RANGE           13%         1.00      .814    .919   1.039   1.174   1.327
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             14%         1.00      .821    .928   1.048   1.184   1.338
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             17%         1.55      .842    .952   1.076   1.215   1.374
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             18%         1.70      .850    .960   1.085   1.226   1.385
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             22%         2.10      .878    .993   1.122   1.267   1.432
                         ----------------------------------------------------------------
                         ----------------------------------------------------------------
                             24%         2.20      .893   1.009   1.140   1.288   1.456
                         ----------------------------------------------------------------



* The table is only a summary. There are various multipliers for points between the points listed above and for points beyond 24%. The final EPS multiplier of 1.62 was based on $1.08 EPS and derived by interpolation between points on the above table.
** The EPS Growth Percentage is calculated as follows: (EPS for the applicable fiscal year minus the Prior Year's Target EPS) divided by the Prior Year's Target EPS. The Prior Year's Target EPS assumes EPS has grown 13% annually from fiscal 1995.


Long-Term Stock-Based Rewards. The purpose of the Long-Term Stock-Based Reward Program is to: 1) align the interests of employees with the long-term interests of shareholders; 2) encourage and reward medium/long-term performance; and 3) retain top talent. There are two components of the Long-Term Stock-Based Reward
Program: Restricted Stock and Stock Options. Both provide "performance based compensation" as defined under the Million Dollar Cap Legislation.

The Restricted Stock and Stock Option Programs meet the above purposes by: 1) rewarding management for increases in shareholder value; 2) focusing management on the Company's long-term EPS growth; 3) ownership and retention of Company stock; and 4) retention of management talent through vesting of Restricted Stock and Stock Options, generally over a three to five-year period.

- - Restricted Stock Program. Restricted Stock Rewards are based upon actual three-year EPS performance compared to target performance of 12-14% EPS growth over time with fiscal 1995 as the starting point. This is consistent with the Company's goal of double digit EPS growth over time, the Company's five-year planning process and the long-term nature of its business. It is also appropriate for a business that has major fluctuations because of government programs and weather.

Target rewards typically begin at 20% of base salary for participants and range from 45% to 75% of base salary for executives, with the target percentage increasing with increased responsibility. Actual rewards can range from zero, when financial performance is low, to multiples of the target reward opportunities when performance is high.

EPS growth for fiscal  years 1996  through  1998  resulted in  Restricted  Stock
Rewards of 1.48 times targeted levels. The following is an example of the calculation of the performance-based Restricted Stock Reward. It uses actual EPS of $2.96 for the three years ended August 31, 1998 (FY96 was $.893, FY97 was $.983, FY98 was $1.08 for a total of $2.96.)

                   EPS Growth      Pay Band        Executive's          Value of
                   Multiplier       Target %       Base Salary      Restricted Stock
                                                                          Grant

                      1.48      X     50%      X     $200,000   =       $148,000

See below for current three-year EPS Growth Multiplier that corresponds to a given three-year EPS.

The following table reflects post-split EPS amounts. The Company had a three-for-one stock split in April 1998.

                       Three Year EPS Growth Percentage and Multiplier Table*
                     -----------------------------------------------------------
                                                     Three Year Total EPS
                                              ----------------------------------
                      3 Year EPS  3 Year EPS  1994-  1995-  1996-  1997-  1998-
                      Growth %**  Multiplier   1996   1997   1998   1999   2000
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                          0%         0.00     2.143  2.160  2.160  2.160  2.160
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                          4%         0.33     2.172  2.248  2.337  2.431  2.528
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                          8%         0.67     2.201  2.337  2.524  2.726  2.944
                     -----------------------------------------------------------
         TARGET          12%         1.00     2.230  2.430  2.721  3.048  3.413
                     -----------------------------------------------------------
                     -----------------------------------------------------------
         RANGE           13%         1.00     2.237  2.453  2.772  3.132  3.539
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                         14%         1.00     2.244  2.477  2.823  3.218  3.669
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                         16%         1.40     2.259  2.524  2.928  3.396  3.940
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                         17%         1.55     2.266  2.548  2.981  3.488  4.081
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                         18%         1.70     2.273  2.572  3.035  3.581  4.226
                     -----------------------------------------------------------
                         22%         2.10     2.302  2.670  3.257  3.974  4.848
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                         24%         2.20     2.316  2.720  3.373  4.182  5.186
                     -----------------------------------------------------------




* The table is only a summary. There are various multipliers for points between the points listed above and for points beyond 24%. The final three-year EPS multiplier of 1.48 was based on the three-year EPS of $2.96 and derived by interpolation between points on the above graph.
** The Three Year EPS Growth Percentage is determined as follows: add the EPS for three years (the most recently completed fiscal year and the prior two fiscal years, this becomes the "Three Year Total EPS"). Three Year Total EPS is then compared to the Three Year EPS Growth Percentage. The Three Year EPS Growth Percentage is determined assuming a specific EPS Growth percentage was achieved since fiscal 1995.


- - Stock Options. Stock options were granted to most of the current executives at the beginning of fiscal 1996. In fiscal years 1997 and 1998 stock options were granted only to newly appointed corporate vice presidents or those who assumed greater job responsibilities. Consistent with the Company's long-term focus, it is currently anticipated that options will be granted only once every five years to an executive except when an executive assumes greater job responsibilities.

When vested, options can be exercised to purchase a predetermined amount of Common Stock at a pre-established exercise price. The exercise price is equal to the fair market value of the Common Stock at the date of the grant. The options, generally, will not fully vest until five years after grant (1/3 of the options will vest after each of years 3, 4, and 5). Options expire 10 years following the date of grant, although this period may be shortened after termination of employment.

The number of options granted was established to put executive long-term rewards, when combined with Restricted Stock grants, at the targeted competitive levels as set forth in the "Philosophy" section if the aggressive EPS and ROE targets are achieved. The Compensation Committee, with input from a compensation consultant, used the widely accepted Black-Scholes model to estimate the present value of stock options. The ultimate value will depend on increases or decreases in the Company's stock price.

Fiscal Year 1999 Compensation Program Changes for Non-Executives

The Company plans to make changes to the total compensation program for non-executives during fiscal 1999. These changes are designed to strengthen the Company's ability to attract and retain employees; identify and address competitiveness and internal equity issues; continue to align employee, company and shareholder interests; and reinforce the company/workforce compact of valuing contributions, employee responsibilities, etc. This is critical given job market shortages and the opportunity to attract quality employees in part due to consolidation in our industry. Below is a summary of the key changes:

o Management Reward Program: Extend MRP to all full-time, regular, salaried exempt employees in North America (approximately 650 additional employees) and change title to Annual Reward Program (ARP) effective September 1, 1998.
o 401(k): Increase number of investment options including the addition of a Pioneer stock fund effective October 1, 1998.
o Stock Purchase Plan: Eliminate maximum for stock purchases effective January 1, 1999.
o Stock-based Rewards: Change long-term rewards from restricted stock to a mix of restricted stock and stock options for employees in band III (approximately 230 people) and extend stock options to North American employees in band IV (approximately 800 people) effective September 1, 1998.
o Paid Time Off and Short-Term Disability: Combine vacation, personal days, family illness and doctor appointments into one Paid Time Off Category and increase Short-Term Disability from 60% to 80% of base pay effective January 1, 1999.
o Elimination of Eligibility Waiting Periods: Eliminate waiting periods for employee benefits programs effective January 1, 1999.

Stock Options for Non-Executives

The Company is granting stock options to approximately 1,000 non-executive employees in North America in fiscal 1999 (about one-third of the total North America full-time workforce). The objectives are to align the interests of employees with the long-term interests of shareholders, assure that employees have a concrete interest in the long-term success of the Company, give employees the long-term perspective required in an industry which takes several years to develop a product, and strengthen the Company's ability to attract and retain employees.

Employees in band III, who are typically in director level positions in the Company, will have 1/4 of their current long-term target reward of restricted stock replaced by stock options. Employees in band IV, who are typically in manager or senior professional level positions, will start to receive a long-term reward of 10% of base pay in stock options. Pay band IV employees do not receive restricted stock.

It is anticipated that options will be granted in September of each year and will vest 1/3 after each of the 1st, 2nd and 3rd years from the date of grant. Options will be granted at the fair market value on the date of the grant and the option term will be 10 years. A total of 1,055,150 shares was granted to non-executive employees under this program in September 1998 at an exercise price of $32.00 per share. The number of shares granted represents less than one-half of one percent of the total number of shares outstanding as of the end of fiscal 1998.

Compensation of the President/CEO

Mr. Johnson's compensation is based on the policies and programs described above.

Base Salary. Mr. Johnson received a base salary increase of 5.1% on September 1, 1997 to reflect his performance and position his base pay between the 50th and 60th percentiles of executives in similar positions at Comparator Organizations, consistent with the Company's compensation strategy.

Management Reward Program. As stated above, for fiscal year 1998, the Company had a 17.4% EPS growth over the fiscal 1997 target, well in excess of the 12-14% EPS growth target. ROE was 21.7% in fiscal year 1997, in excess of the 20% ROE target. Consequently, MRP Part I payouts were 1.76 times target. The reward reflects the outstanding performance of the Company. EPS growth and ROE rates since 1995 place the Company's performance in the top quartile of the Comparator Organizations. Mr. Johnson's reward under the MRP Part I was $780,216 or 109.1% of his fiscal year end base salary. In addition, Mr. Johnson exceeded his individual and team goals resulting in a reward of $135,852 or 19.0% of his fiscal year end base salary (for a total reward of $916,068 or 128.1% of fiscal year end base salary). The target for accomplishing the Company's financial goals and individual/team goals was 75% of base salary, consistent with the Company's compensation philosophy.

Mr. Johnson led the Company, with the support of other executives, in investing in opportunities critical to its future, while continuing to generate excellent financial results and shareholder value. The DuPont relationship was implemented during the year and featured significant progress with the research alliance and the start-up of the Optimum Quality Grains joint venture. Continued increased investment in Research and Product Development occurred and is resulting in a strong product line-up. The genomic project continues to progress and featured an expanded relationship with CuraGen Corporation (an industry leader in genomics research) and the inclusion of DuPont's abilities as well. Likewise, the Company continues to invest in supply capacity, development of its distribution system, and in its employees to deliver increased productivity to our customers. Record earnings and sustaining 20% ROE were both achieved, despite intense competitive pressures and unfavorable weather/economic/currency influences.

Long-Term Reward--Stock-Based Reward Program. As stated earlier, the Company had a 17.4% EPS growth over the fiscal year 1997 target, well in excess of the 12-14% EPS growth target. Consequently, Restricted Stock Rewards were 1.48 times target. Restricted Stock approximately equal in value to $793,659 or 111.0% of Mr. Johnson's base salary will be awarded to him. His target for accomplishing the Company's financial goals was 75% of base salary.

Mr. Johnson was granted 912,000 stock options (304,000 pre-split) at the beginning of fiscal year 1996, which will not fully vest for five years from the date of grant. It is anticipated that the options will be granted only once every five years. No new options were granted in fiscal year 1997 or 1998. The number of options granted was intended to put Mr. Johnson's targeted total long-term rewards, when combined with Restricted Stock grants, in line with the targeted competitive levels as set forth in the "Philosophy" section.

Compensation Committee members: Fred S. Hubbell (Chairman), Dr. F. Warren McFarlan and Luiz Kaufmann.


                                  COMPENSATION

Executive Compensation

The following table sets forth compensation information for the Chief Executive Officer and the other four (4) most highly compensated executive officers (Named Executive Officers) for fiscal years 1996, 1997, and 1998.

                                  COMPENSATION
                             Executive Compensation

                           SUMMARY COMPENSATION TABLE

                                                                                               Long-Term Compensation
                                                                                         ------------------------------------
                                                                                                                   ----------
                       Annual Compensation Awards Payouts
-----------------------------------------------------------------------------------------------------------------------------
                 (a)                    (b)       (c)         (d)             (e)             (f)          (g)        (h)       (i)
                                                                                          Restricted                       All Other
                                                                         Other Annual        Stock      Options/     LTIP    Compen-
      Name and Principal Position       Year    Salary       Bonus       Compensation      Award(s)1      SARs2     Payouts  sation3
                                                  ($)         ($)                             ($)          (#)        ($)        ($)
------------------------------------------------------------------------------------------------------------------------------------

Charles S. Johnson                      1998     715,008       916,068                        793,659                         52,460
  Chairman, President and               1997     680,004     1,047,478                        943,506                         44,452
  Chief Executive Officer               1996     630,000     1,057,896                      1,039,500     912,000             35,650

Jerry L. Chicoine                       1998     440,004       486,292                        423,284     100,500             30,346
  Executive Vice President and          1997     385,008       490,558                        445,166                         25,751
  Chief Operating Officer and           1996     350,004       459,451                        462,005     309,000             19,863
  Secretary

Dr. Richard L. McConnell                1998     344,004       346,481                        305,476       6,000             18,924
  Senior Vice President/                1997     320,004       387,173                        355,204                         16,223
  Director of Research and              1996     280,008       367,566                        369,611     309,000             11,925
  Research Development

John D. James                           1998     340,008       342,456                        301,927                         19,716
  Senior Vice President                 1997     315,000       381,118                        349,650                         16,759
                                        1996     275,004       360,998                        363,005     309,000             12,262

Robert K. Wichmann                      1998     278,004       228,297                        205,723                         30,801
  Vice President                        1997     260,040       252,993                        240,537                         25,823
  North American Seed Sales             1996     242,052       259,407                        266,257     120,000             19,652







1 Restricted Stock is valued without regard to restrictions on transfer. Aggregate restricted stockholdings and their market values, without regard to restrictions on transfer, held at 1998 fiscal year end were as follows:
     Mr. Johnson 151,983 shares, $5,053,435; Mr. Chicoine 74,886 shares, $2,489.60; Dr. McConnell 49,518 shares, $1,646,474; Mr. James 51,858 shares, $1,724,279; and Mr. Wichmann 43,218 shares, $1,436,999. Dividends are paid quarterly to restricted stockholders.

2 Option grants for Mr. Chicoine and Dr. McConnell in December 1997 were in recognition of significant job responsibilities and will not fully vest until five years after the grant (1/3 of the options will vest afer each of years 3, 4 and 5). The options were granted with an exercised price equal to the fair market value of the underlying stock at the date of grant. The number of options shown on the table above reflects the Company's three-for-one stock split in April, 1998.

3 Consists of above market interest accuring on deferred compensation (portion of interest in excess of 120% of the applicable federal long-term rate) and Company contributions to defined contribution plan (401(k)) as follows: Mr. Johnson -- 1998-above market interest $49,460, and 401(k) $3,000; Mr. Chicoine -- 1998-above market interest $27,346, and 401(k) $3,000; Dr. Mcconnell -- 1998-above market interest $15,924, and 401(k) $3,000; Mr. James -- 1998-agove market interest $16,716, and 401 (k) $3,000; and Mr. Wichmann -- 1998-above market interest 27,801, and 401(k) $3,000.



The table on the following page sets forth option grants to Named Executive Officers for fiscal year 1998:

                   STOCK OPTION/SAR GRANTS IN FISCAL YEAR 1998


-----------------------------------------
           Individual Grants
-----------------------------------------

  ----------------------- ---------------- ------------------- ------------------ ------------ ------------
           Name              Number of      Percent of total   Exercise or base   Expiration   Grant date
                            securities        options/SARs     price ($/share)2      Date        present
                            underlying         granted to                                       value $3
                           options/SARs       employees in
                           granted (#)1     fiscal year 1998
  ----------------------- ---------------- ------------------- ------------------ ------------ ------------
  ----------------------- ---------------- ------------------- ------------------ ------------ ------------
           (a)                  (b)               (c )                (d)             (e)          (f)
  ----------------------- ---------------- ------------------- ------------------ ------------ ------------
  ----------------------- ---------------- ------------------- ------------------ ------------ ------------
  Jerry L. Chicoine           100,500            41.3%              $35.146        12/22/07    $1,224,392
  ----------------------- ---------------- ------------------- ------------------ ------------ ------------
  ----------------------- ---------------- ------------------- ------------------ ------------ ------------
  Dr. Richard L.                 6,000            2.5%              $35.146        12/22/07         $
  McConnell                                                                                      73,098
  ----------------------- ---------------- ------------------- ------------------ ------------ ------------



1 Although many other  companies grant stock options  annually,  it is currently anticipated that options will be granted only once every five years to eligible employees, except when an executive assumes greater job responsibilities, because of the long-term nature of the seed business. Mr. Chicoine and Dr. McConnell were granted additional options mid-way through this five-year cycle as a reward for assuming additional responsibilities. The options granted in December, 1997 will not fully vest until five years after the grant (1/3 of the options will vest after each of years 3, 4 and 5). All options were granted with an exercise price equal to the fair market value of the underlying stock at the date of grant. In addition, the options will vest upon a change in control, death, permanent disability or retirement. The number of options shown on the table above reflects the Company's three-for-one stock split in April, 1998.

2 The exercise or base price ($/share) is stated in post-split dollars. The original exercise price prior to the three-for-one stock split was $105.438 per share.

3 Since options will likely be granted only once every five years, the present value reflects options intended to be granted for a five-year period. A value of $12.183 per share ($36.55 pre-split) underlying the option is derived through application of the Black-Scholes option pricing model calculation as of the date of the grant. The actual value, if any, an officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named individual will be at or near the value estimated by the Black-Scholes model. Creation of shareholder value will be the key to the actual value realized.


The variables required by the Black-Scholes model to estimate the present value of a stock option include the: grant price of the stock option, exercise price of the option, length the stock option is held, risk-free interest rate over the stock option term, estimated stock price volatility, and estimated dividend yield of the stock. For the purpose of determining the value of an option of the Company's stock the following values were assumed: Exercise price of $35.146 (post-split), estimated future volatility of 22%, risk free rate for option term of 6.63%, option term of 7.5 years, and estimated future dividend yield of 1.39%.


The following table sets forth certain information regarding the options held by Named Executive Officers on August 31, 1998. No executives exercised options in fiscal year 1998.


                        AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998 AND
                                   FISCAL YEAR-END OPTION/SAR VALUES
   ---------------------------------------------------------------------------------------------------
             Name            Shares    Value       Number of securities1       Value of unexercised
                             acquired  realized   underlying unexercised      options/SARs at FY-end
                             on           ($)     options/SARs at FY-end               ($)
                             exercise                       (#)
                                (#)              Exercisable/Unexercisable   Exercisable/Unexercisable2
              (a)               (b)       (c)               (d)                       (e)
   ---------------------------------------------------------------------------------------------------
   ---------------------------------------------------------------------------------------------------
   Charles S. Johnson           N/A       N/A            0/912,000               $0/18,610,454
   Jerry L. Chicoine            N/A       N/A            0/409,500                $0/6,305,516
   Dr. Richard L. McConnell     N/A       N/A            0/315,000                $0/6,305,516
   John D. James                N/A       N/A            0/309,000                $0/6,305,516
   Robert K. Wichmann           N/A       N/A            0/120,000                $0/2,448,744
   ---------------------------------------------------------------------------------------------------



1 The number of securities underlying the options reflects the Company's three-for-one stock split in April, 1998.

2 The value of the stock options is determined from market price at fiscal year end ($34.7812) less exercise price ($14.375 post-split for options granted September, 1995 and $35.146 post-split for options granted December, 1997). Since the exercise price for options granted December, 1997 is higher than the market price at fiscal year end, these options are currently valued at $0. The actual value, if any, an executive may realize will depend on the stock price on the date of exercise, so there is no assurance the value stated will be equal to the value realized by the executive.


Pension Plans
                      Estimated Annual Retirement Benefits
                         for Years of Service Indicated

    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
        Average
     Compensation*        10           15          20           25         30          35
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       $ 400,000      $ 240,000    $ 240,000   $ 240,000    $ 240,000   $ 240,000  $ 240,000
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
         600,000        360,000      360,000     360,000      360,000     360,000    360,000

    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       1,000,000        600,000      600,000     600,000      600,000     600,000    600,000

    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       1,400,000        840,000      840,000     840,000      840,000     840,000    840,000

    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       1,800,000      1,080,000    1,080,000   1,080,000    1,080,000   1,080,000  1,080,000
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       2,200,000      1,320,000    1,320,000   1,320,000    1,320,000   1,320,000  1,320,000
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       2,600,000      1,560,000    1,560,000   1,560,000    1,560,000   1,560,000  1,560,000
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       3,000,000      1,800,000    1,800,000   1,800,000    1,800,000   1,800,000  1,800,000
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------
       3,400,000      2,040,000    2,040,000   2,040,000    2,040,000   2,040,000  2,040,000
    ----------------- ------------ ----------- ------------ ----------- ---------- -----------


* Average compensation includes salary, bonus, and restricted stock valued without regard to restrictions on transfer (as reported in the Summary Compensation Table).


The above table shows the target amount of combined annual pension income payable to a covered participant at normal retirement age (age 65) under the Company's qualified defined benefit pension plan, social security, and the Company's non-qualified supplemental executive retirement plan (SERP). The Company's plans provide for the payment of post-retirement benefits on a life and 15-year term certain basis with death benefits payable to an employee's surviving spouse or other designated beneficiary.

The calculation of retirement benefits under the qualified pension plan is based upon years of service with the Company and average earnings for the highest five
(5) consecutive years out of the last ten (10) years preceding retirement (age 55 with at least five (5) years of service). Covered compensation includes salary and bonus (as reported in the Summary Compensation Table). Years of service as of August 31, 1998 for Named Executive Officers are as follows: Mr. Charles S. Johnson: 33 years; Mr. Jerry L. Chicoine: 13 years; Dr. Richard L.
McConnell: 24 years; Mr. John D. James: 14 years; and Mr. Robert K. Wichmann: 39 years.

The non-qualified SERP provides for the payment of additional benefits to certain Executive Officers (including the Named Executive Officers). At normal retirement age (age 65) and upon early retirement as accepted and approved by the Board of Directors, these Executive Officers will receive, when combined with qualified pension plan benefits and social security benefits, 60% of their final average earnings regardless of their length of service. Benefits may also be payable upon a disability. These benefits are based on average earnings for the last four (4) fiscal years preceding retirement. Covered compensation
includes  salary,   bonus,  and  Restricted  Stock,  valued  without  regard  to restrictions on transfer (as reported in the Summary Compensation Table). Benefits will be paid out on a life and 15-year term certain basis with death benefits payable to an employee's surviving spouse or other designated beneficiary.

For purposes of the non-qualified SERP, covered compensation includes salary, bonus and restricted stock. Covered compensation as of August 31, 1998 for the Named Executive Officers is: Charles S. Johnson: $2,424,736; Jerry L. Chicoine:
$1,349,581;  Richard L. McConnell: $995,961; John D. James: $984,391; and Robert
K. Wichmann: $712,024.

Director Compensation

Non-employee Directors receive $1,500 per month for serving as a Director, plus $4,000 for each meeting of the Board of Directors attended, and $1,000 for certain special meetings. In addition, Committee Chairpersons are paid $500 per committee meeting attended. Directors also are reimbursed for travel expenses incurred in connection with their attendance at Board and Committee meetings. Employee Directors and current DuPont representatives do not receive any compensation for serving on the Board of Directors.

The Directors' Restricted Stock Program allowed non-employee Directors to elect to receive restricted stock in lieu of all or a portion of the next three years worth of anticipated Directors' fees (both annual retainer and quarterly Board meetings fees). Eleven directors elected to participate in the Plan. The dollar value of the applicable fees plus five percent was granted in restricted stock based upon the December 31 stock price at the beginning of the three-year period. Generally, restricted stock related to regular quarterly meeting fees vests when quarterly meetings are attended. Restricted stock related to the annual retainer for the applicable year will vest if the participant is still a Director on each December 31. In addition, a pro rata number of shares, which would otherwise vest in the calendar year will vest upon death, disability, the end of a term for which a participant is not re-elected, or if mandatory retirement or if a change in control occurs. Shares are forfeited if the participant resigns, is dismissed for cause, or the participant refuses to stand for election to the Board. In addition, restricted stock related to a regular quarterly meeting is forfeited if the participant does not attend such quarterly meeting.

Severance Plans and Other Arrangements

The  Company  has no  employment  agreements  with  any of the  Named  Executive
Officers.

The Company maintains a Severance Compensation Plan for certain management employees (Severance Plan). The Severance Plan is designed to aid the Company in attracting and retaining the highly qualified individuals who are essential to its success and to avoid distractions inherent in the threat of a Change in Control.

The Severance Plan is triggered upon a Change in Control of the Company. In the event of termination for cause or resigning for stated good reason within three
(3) years following a Change in Control, participants under the Severance Plan are entitled to a continuation of certain benefits for one year and a cash payment equal to three (3) times the participant's base salary and bonus. Participants include all of the Named Executive Officers as well as other key managerial personnel. Each participant eligible under the Severance Plan is entitled to receive a gross-up payment equal to the amount of any federal excise taxes imposed upon compensation payable upon a Change in Control and the additional taxes that result from such payment.

The Named Executive Officers and other key employees customarily have been granted restricted stock that vests upon completion of five (5) years of continuous employment following the grant. In addition, they have been granted stock options with a ten (10) year term. The Restricted Stock and Stock Options also vest upon a Change in Control; upon termination because of normal retirement, death or disability; upon early retirement accepted and approved by the Compensation Committee; or for other reasons the Compensation Committee deems appropriate.

The Named Executive Officers and other key employees are entitled to receive non-qualified Supplemental Executive Retirement Plan (SERP) benefits and deferred compensation benefits under the Deferred Compensation Plan (the Named Executive Officers and other key employees are entitled to defer a lifetime maximum of $100,000 of their compensation with earnings at above-market interest) if they are terminated without cause or resign for a stated good reason within five (5) years following a Change in Control. Participants' beneficiaries will also receive benefits in the case of death. Otherwise, SERP benefits will be paid upon normal retirement (age 65), or upon early retirement (age 55 with at least five (5) years of service) accepted and approved by the Compensation Committee, or in the Board of Directors' discretion upon other termination. Deferred compensation benefits will be paid with accrued above-market interest upon normal retirement (age 65), with benefits reduced on early retirement (age 58), and at the prime interest rate upon other termination.

In addition, Named Executive Officers and other key employees are entitled to defer up to $25,000 a year under the Annual Deferred Compensation Plan. Such compensation earns a rate of one percent (1%) above the average of the 10-year United States Treasury rate and is paid upon retirement or other termination of employment.

Company contributions to the 401(k) Defined Contribution Plan shall vest over a five (5) year period and otherwise shall vest upon retirement, death, or disability, and termination for other than cause within three (3) years of a Change in Control. The maximum annual contribution by the Company is $3,000 per employee.

For purposes of the Severance Plan, the Restricted Stock Plan, SERP, the deferred compensation plans, and the 401(k) Plan, "Change in Control" means an acquisition by any person of 25% or more of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion (whether or not then convertible) or otherwise of common stock equivalents of any class or series of capital stock which votes for or in the election of directors of the Company or election of 25% or more of the Board of Directors without recommendation from the Board.

                                     PERFORMANCE GRAPH

The following graph compares the cumulative total Shareholder return on the Company's Common Stock versus the S&P 500 and the Value Line Food Processors Index for the five (5) year period commencing August 31, 1993. The Value Line Food Processors Index includes the Company and the Company's only major competitor that is publicly traded. The other major competitors are divisions or subsidiaries of larger publicly traded companies.

                       [PERFORMANCE GRAPH - GRAPH OMITTED]


             --------------- --------- --------- --------- --------- --------- ------------
                               1993      1994      1995      1996      1997       1998
             --------------- --------- --------- --------- --------- --------- ------------
             PHB             $100.00   $ 97.07   $136.23   $177.44   $279.74   $334.01
             --------------- --------- --------- --------- --------- --------- ------------
             --------------- --------- --------- --------- --------- --------- ------------
             S & P 500       $100.00   $105.47   $128.09   $152.09   $213.91   $231.22
             --------------- --------- --------- --------- --------- --------- ------------
             --------------- --------- --------- --------- --------- --------- ------------
             Peer Group      $100.00   $107.22   $124.18   $143.47   $197.98   $215.16
             --------------- --------- --------- --------- --------- --------- ------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year and reinvestment of dividends.

                                   PROPOSAL 2
                              APPROVAL OF AUDITORS

The Board of Directors, pursuant to the recommendation of its Audit Committee, engaged KPMG Peat Marwick LLP to audit the Company's financial statements.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Board of Directors continues to believe it is appropriate as a matter of policy to request that Shareholders ratify the appointment of KPMG Peat Marwick LLP as principal independent auditors. If the Shareholders should not ratify the appointment, the Audit Committee will investigate the reasons for Shareholder rejection and the Board of Directors will reconsider the appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditor if the Board of Directors determines that such a change would be in the best interest of the Company and its Shareholders.

The Company has been advised that neither KPMG Peat Marwick LLP nor any of its partners has any direct or any material, indirect, financial interest in the securities of the Company or any of its subsidiaries, and has had no material relationship with the Company or its subsidiaries, except as auditors and consultants on accounting procedures, compensation, and tax matters.

A representative from KPMG Peat Marwick LLP will be at the Annual Meeting, will have the opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions during the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                               ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders for the fiscal year ended August 31, 1998 is enclosed. The Annual Report is not to be regarded as Proxy solicitation material.

                       SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

The 2000 Annual Meeting is scheduled to be held on January 25, 2000. A Shareholder intending to present a proposal to the 2000 Annual Meeting and wishing to have such proposal included in the Proxy Statement and form of Proxy to be distributed by the Board of Directors in connection with the 2000 Annual Meeting must submit such proposal in writing to the Secretary, Pioneer Hi-Bred International, Inc., 800 Capital Square, 400 Locust Street, P.O. Box 14458, Des Moines, Iowa 50306-3458. Such proposal must be received by the Company at that address no later than August 11, 1999 in order to be included in the Proxy Statement.

A Shareholder intending to present a proposal to the 2000 Annual Meeting who does not intend to have such proposal included in the Proxy Statement and form of Proxy, must submit such proposal in writing to the address set forth above. Written notice of the intent to make such a proposal must be given, either by personal delivery or United States Mail, First Class postage prepaid to the address above by October 27, 1999. The notice also must otherwise comply with the requirements of the Company's Bylaws.


                       BY ORDER OF THE BOARD OF DIRECTORS



                                    Jerry L. Chicoine, Secretary

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REMINDED TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE.








                                    EXHIBIT A
                                                             December 9, 1998

                      PROCEDURES FOR DETERMINING CHANGES IN
                      BENEFICIAL OWNERSHIP OF COMMON STOCK

|X| Effective  November  14,  1985,  the  Articles of  Incorporation  of Pioneer
    Hi-Bred International, Inc. (the "Company") were amended (the "Voting Amendment") to provide that, subject to the provisions below, every share of the Company's Common Stock is entitled to five (5) votes per share if it has been beneficially owned continuously by the same holder for a period of 36 consecutive months preceding the record date for the shareholders' meeting. All other shares carry one (1) vote.

|X| In general, the Voting Amendment provides that a change in beneficial ownership of a share of Common Stock occurs whenever any change occurs in the person or group who has, or shares, voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions with respect to such share.

|X| In the absence of proof to the contrary provided in accordance with the procedures referred to below, a change in beneficial ownership shall be deemed to have occurred whenever a share of Common Stock is transferred of record into the name of any person.

|X| In the case of a share of Common Stock held of record in the name of a corporation, partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except that of a natural person, if it has not been established pursuant to such procedures that there has been no change in the person or persons who direct the exercise of the powers or rights referred to above with respect to such share of Common Stock during the period of 36 months immediately preceding the date on which a determination is made of the shareholders who are entitled to take any action, then a change in beneficial ownership shall be deemed to have occurred during such period.

|X| There are several  exceptions and  qualifications to the terms of the Voting
    Amendment described above. For a copy of the complete Voting Amendment, please contact the Company at the address listed below.

|X| Shareholders who hold their shares in "street name" or through any other method specified above are required to submit proof of continued beneficial ownership to the Company in order to be entitled to five (5) votes per share. Such proof must consist of a written certification by the record owner that there has been no change in beneficial ownership (as defined in the Voting Amendment) during the relevant period. The required form for this certification is attached. The Company reserves the right, however, to require evidence in addition to the certification in situations where it reasonably believes an unreported change may have occurred. Proof (including certifications) will be accepted only if it is received by the Tabulating Agent at least five (5) days before the date for the shareholders' meeting.

|X| The Company will notify shareholders of record who are natural persons, in advance of a shareholders' meeting, of the Company's determination as to the number of shares for which they are entitled to five (5) votes per share and the number of shares for which they are entitled to one (1) vote. This determination will be shown on the Proxy cards for such shareholders. Shareholders of record who disagree with such determination may certify that no change in beneficial ownership has occurred during the relevant period by following the same procedure set out in the previous paragraph for other shareholders.

For Further Information

For further information concerning the Voting Amendment in general, or its applicability to a shareholder's particular circumstances, please contact the
Company:

                Pioneer Hi-Bred International, Inc.
                800 Capital Square, 400 Locust Street
                P.O. Box 14458
                Des Moines, IA  50306-3458
                Attention:  Jerry L. Chicoine, Secretary
                Telephone number: 515-248-4800 or (800) 247-5258

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


                           PIONEER HI-BRED INTERNATIONAL, INC.

                               SHAREHOLDER CERTIFICATION FORM
                                            FOR
                               ANNUAL MEETING OF SHAREHOLDERS
                                             ON
                                      JANUARY 26, 1999

                          USE ONLY IF YOU CLAIM MORE VOTING RIGHTS
                             THAN INDICATED ON YOUR PROXY CARD

The undersigned certifies that:

     1. Of the _______________ shares of the Company's Common Stock held of record by the undersigned on the close of business on November 27, 1998, ________________ shares have been beneficially owned continuously by the same person since November 27, 1995; and

     2. (Applicable only to shareholders who are natural persons) -- the following is a statement supporting why the undersigned disagrees with the Company's determination of the voting power (as shown on the Proxy card) to which the undersigned is entitled in connection with the Annual Meeting:

================================================================================
================================================================================

                                     Dated: __________________________________


(Print Shareholder Name)                           (Print Shareholder Name)


Signature of Shareholder(s)                        Signature of Shareholder(s)

Please sign exactly as name appears on the Proxy for the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS CERTIFICATION SHOULD BE RETURNED IN THE ENCLOSED POSTAGE PAID ENVELOPE.